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                                     BYLAWS

                                       OF

                          LUDLUM CONSTRUCTION CO., INC.


                                    ARTICLE I

                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The principal office of the corporation shall be located at 4320 SW Grove Street, Palm City, Florida 34990.

         Section 2. REGISTERED OFFICE. The registered office of the corporation required by law to be maintained in the State of Florida may be, but need not be, identical with the principal office.

         Section 2. OTHER OFFICES. The corporation may have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the affairs of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE OF MEETING. All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of Florida, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

         Section 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held at 10:00 o'clock A.M. on December 13th of each year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

         Section 3. SUBSTITUTE ANNUAL MEETING. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 4. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the president or Board of Directors of the corporation or by any shareholder, pursuant to the written request of the holders of not less than one-fourth of all the shares entitled to vote at the meeting.




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         Section 5. NOTICE OF MEETINGS. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than fifty days before the date thereof, either personally or by mail, by or at the direction of the president or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, postage prepaid.

                  In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat, unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

                  When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

         Section 6. VOTING LISTS. At least ten days before each meeting of shareholders, the secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meetings, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. This Section shall not apply at any time there are fewer than six (6) shareholders.

         Section 7. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

                  The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. VOTING SHARES. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                  Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or bylaws of this corporation.

                  Voting on all matters except the election of directors shall be by voice or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.



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         Section 9.  ACTION BY SHAREHOLDERS WITHOUT A MEETING.

                  A. Any action required by law, these Bylaws, or the Articles of Incorporation of this corporation, to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to note thereon were present and voted.

                  B. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. Such notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters rights are provided by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting shareholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors or by such executive committees as the Board may establish pursuant to these Bylaws.

         Section 2. NUMBER, TERM AND QUALIFICATIONS. The number of directors of the corporation shall be TWO (2). Each director shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies. Directors need not be residents of the State of Florida or shareholders of the corporation.

         Section 3. ELECTION OF DIRECTORS. Except as provided in Section 5 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot.

         Section 4. REMOVAL. Directors may be removed from office with or without cause by a note of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire board is removed, an individual director may not be removed, if the number of shares voting against the removal would be sufficient to elect a director, if such shares were voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting.

         Section 5. VACANCIES. A vacancy occurring in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director; but a vacancy created by




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an increase in the authorized number of directors shall be filled only by election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

         Section 6. CHAIRMAN. There may be a chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The chairman shall preside at all meetings of the Board of directors and perform such other duties as may be directed by the Board.

         Section 7. COMPENSATION. The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

         Section 1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meetings of shareholders. In addition, the Board of Directors may provide, by resolution or agreement in writing, the time and place, either within or without the State of Florida, for the holding of additional regular meetings.

         Section 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or by all or any two directors. Such meetings may be held within or without the State of Florida.

         Section 3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice.

                  The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

                  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

         Section 4. QUORUM. A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         Section 5. MANNER OF ACTING. Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  The vote of a majority of the number of directors fixed by these Bylaws shall be required to adopt a resolution constituting an executive committee. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a bylaw or to adopt a resolution dissolving the corporation without action by the shareholders. Vacancies in the Board of Directors may be filled as provided in Article III, Section 5, of these Bylaws.

         Section 6. INFORMAL ACTION BY DIRECTORS. Action taken by a majority of the directors without a meeting is nevertheless board action, if written consent to the action in question is




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signed by all the directors and filed with the minutes of the proceedings of the
Board, whether done before or after the action so taken.

                                    ARTICLE V

                                    OFFICERS

         Section 1. NUMBER. The officers of the corporation shall consist of a president, a secretary, a treasurer and such vice presidents, assistant secretaries, assistant treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person.

         Section 2. ELECTION AND TERM. The officers of the corporation shall be elected by the Board of Directors. Such elections may beheld at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

         Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. COMPENSATION. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

         Section 5. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation in accordance with these Bylaws.

                  He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors form time to time.

         Section 6. VICE PRESIDENT. The vice presidents, in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of that office. In addition, they shall perform such duties and have such other powers as the Board of Directors shall prescribe.

         Section 7. SECRETARY. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and, in general, shall perform all duties incident to this office of secretary and such other duties as may be assigned to him from time to time by the president or by the Board of Directors.



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         Section 8. TREASURER. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years, and the treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the president or by the Board of Directors.

         Section 9. ASSISTANT SECRETARIES AND TREASURERS. The assistant secretaries and assistant treasurers shall, in the absence or disability of the secretary or the treasurer, respectively, perform the duties and exercise the powers of those offices and they shall, in general, perform such other duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

         Section 10. BONDS. The Board of Directors may, by resolution, require any and all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI

                       CONTRACTS, CHECKS, LOANS, DEPOSITS

         Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

         Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebted ness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.



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                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. CERTIFICATE FOR SHARES. Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the president or any vice president and the secretary, assistant secretary, treasurer or assistant treasurer. The shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue shall be entered on the stock transfer books of the corporation.

         Section 2. TRANSFER OF SHARES. Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         Section 3. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

                  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

                  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 4. LOST CERTIFICATES. The Board of Directors may authorize the issuance of anew share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against the loss from any claim with respect to the certificate claimed to have been lost or destroyed or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.



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                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. DIVIDENDS. The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

         Section 2. SEAL. The corporate seal of the corporation shall be the following impression:

         Section 3. WAIVER OF NOTICE. Whenever any notice is required to be given by any shareholder or director by law or under the provisions of the charter or Bylaws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 4. FISCAL YEAR. The fiscal year of the corporation shall be as determined by the Board of Directors.

         Section 5. AMENDMENTS. Except as otherwise provided herein, these Bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

                  The Board of Directors shall have no power to adopt a bylaw:
(1) requiring move than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute actin by the shareholders, except where higher percentages are required by law;
(2) providing for the management of the corporation otherwise than by the Board of Directors or its executive committees; (3) increasing or decreasing the number of directors; (4) classifying and staggering the election of directors.

                  No bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

         The foregoing Bylaws were duly adopted by the Board of Directors of LUDLUM CONSTRUCTION CO., INC., this 13th day of December, 1992.


                                             ----------------------------------
                                             Bonnie Ludlum, Secretary

                                             Original signature on file



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be adopted by the affirmative vote of a majority of the directors hen holding office at any regular or special meeting of the Board of Directors.

         The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its executive committees; (3) increasing or decreasing the number of Directors; (4) classifying and staggering the election of directors.

         No bylaws adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.

         The foregoing Bylaws were duly adopted by the Board of Directors of LUDLUM CONSTRUCTION CO., INC., this 13th day of December, 1992.



                                         --------------------------------------
                                         Bonnie Ludlum, Secretary





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